Exhibit 10.80

2

TORCHMARK CORPORATION PENSION PLAN
2016 AMENDMENT TO LIMIT ELIGIBILITY

I.    PURPOSE AND EFFECTIVE DATE

1.1
Purpose and Explanation of Amendment. Torchmark Corporation (“Torchmark”) is the Sponsor of the Torchmark Corporation Pension Plan (the “Pension Plan”). Torchmark intends to amend the Pension Plan to limit the provisions related to eligibility to participate in the Pension Plan by employees of Affiliated Entities.

1.2Effective date of Amendment. This Amendment is effective as of December 31, 2016.
1.3Superseding of inconsistent provisions. This Amendment supersedes the provisions of the Pension Plan to the extent those provisions are inconsistent with the provisions of this Amendment.
II.    AMENDMENT OF PLAN DOCUMENT

2.1    Eligibility. The second full paragraph of Section 1.21 of the Pension Plan’s governing document is hereby amended in its entirety to read as follows:
“The foregoing paragraph notwithstanding, the following Employees of the Company and of each Affiliate (including Liberty National Life Insurance Company) are not included in the term “Eligible Employee:” (d) Employees who are classified, treated or otherwise characterized by the Employer as general agents, trainers, agents, branch managers, regional managers, district managers, brokers, solicitors, unit managers, assistant unit managers or any other individual whose primary duty involves the direct sale of insurance, regardless of the mode of compensation; (e) Employees included in a unit of employees covered by a collective bargaining agreement between the Employer and the employee representatives in the negotiation of which retirement benefits were the subject of good faith bargaining unless such bargaining agreement provides for participation in the Plan; (f) Leased Employees; (g) an Employee of a former “Employer,” including, without limitation, a “Participating Employer,” as those terms were defined in the Liberty National Pension Plan or the Liberty National Non-Commissioned Pension Plan if such Employee was first credited with an Hour of Service on or after January 1, 1995 and before January 1, 2012; and (h) employees of Globe Life And Accident Insurance Company or any other Affiliate who work at 6001 East Royalton Road, Suite 200, Cleveland, OH 44147 or any location to which such office is relocated. The term “Eligible Employee” shall not include, prior to January 1, 2004, Employees of a Participating Employer in the Plan if the Participating Employer was identified as an “Employer,” including, without limitation, a “Participating Employer,” in the Liberty National Pension Plan for the Liberty National Non-Commissioned Pension Plan prior to January 1, 2004.”

This amendment has been executed this 30th day of December, 2016.
TORCHMARK CORPORATION

By: /s/ Carol A. McCoy
Name: Carol A. McCoy
Title: V.P., Assoc. Counsel and Corp. Sec.